Exhibit 5.1

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
October 22, 2020	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
American Airlines Group Inc.	Milan
1 Skyview Drive
Fort Worth, Texas 76155

Re:	Registration Statement on Form S-3 (File No. 333-236503); Up to $1,000,000,000 of Shares of Common Stock, par value $0.01 per share

Ladies and Gentlemen:

We have acted as special counsel to American Airlines Group Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale from time to time by the Company of up to $1,000,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to (i) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 19, 2020 (File No. 333-236503) (as amended, the “Registration Statement”), (ii) the base prospectus dated February 19, 2020 included in the Registration Statement (the “Base Prospectus”), (iii) a prospectus supplement dated October 22, 2020 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”), and (iv) that certain Equity Distribution Agreement, dated as of October 22, 2020, by and among the Company and Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and BNP Paribas Securities Corp. (the “Equity Distribution Agreement”).

The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

 October 22, 2020

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Equity Distribution Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) issuance of the Shares will be made in the manner set forth in, and subject to the terms of, the Equity Distribution Agreement, (ii) the Shares will be sold at a price that is greater than the minimum price at which the Company is then authorized by the Board of Directors, (iii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (iv) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Restated Certificate of Incorporation.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated October 22, 2020 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP